Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, William G. Miller II, President and Co-Chief Executive Officer of Miller Industries, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 6, 2020

/s/ William G. Miller II
William G. Miller II
President and Co-Chief Executive Officer